Salix Combines with Cosmo Tech July 8, 2014 Exhibit 99.1 Proprietary and Confidential • For Internal Use Only We have a One Tract mind.

Forward-Looking Statement
Please Note: The statements provided herein that are not historical facts are or might constitute projections and other forward-looking statements regarding future events. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements are just predictions and are subject to known and unknown risks and uncertainties that could cause actual events or results to differ materially from expected results.
Factors that could cause actual events or results to differ materially from those described herein include, among others: uncertainties as to the ability to successfully complete the proposed transaction in accordance with its terms and in accordance with the expected schedule; the possibility that competing offers will be made; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit or refuse to grant any approval required for the consummation of the proposed transaction; the unpredictability of the duration and results of regulatory review of New Drug Applications, Biologics License Agreements, and Investigational NDAs; generic and other competition in an increasingly global industry; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation, including the ongoing Department of Justice investigation of
Salix Pharmaceuticals Ltd.’s (“Salix”) marketing practices; market acceptance for approved products; revenue recognition and other critical accounting policies; the need to acquire new products; general economic and business conditions; and other factors.  Readers are cautioned not to place undue reliance on the forward-
looking statements included herein, which speak only as of the date hereof. Salix does not undertake to update any of these statements in light of new information or future events, except as required by law.  The reader is referred to the documents that Salix files from time to time with the SEC.
Proprietary and Confidential • For Internal Use Only

Strategic Rationale
• Enhances the position of Salix as a leader for developing and marketing products to treat GI disease and disorders
– Captures full value of Uceris
®
by eliminating all the Uceris royalty and milestone payments, and modifying the supply agreement, substantially improving product profitability
– U.S. patents for rifamycin MMX® and methylene blue MMX® enhance and diversify the
Salix development pipeline
• Substantial product opportunities with rifamycin MMX for conditions of the colon, including diverticulitis, a large and unsatisfied market
• Adds methylene blue MMX to aid in the detection of colon cancer
• New corporate structure for Salix advances the acquisition strategy and organic growth
– Increases competitive positioning for future M&A and product licensing efforts
– Meaningful opportunity for improved tax planning
•
Lowers the effective long-term tax rate for Salix from the high 30% to the low 20%
• Accelerates sales and earnings per share growth
– Modestly accretive in 2016 and increasingly accretive thereafter
Proprietary and Confidential • For Internal Use Only

Proposed Transaction Terms
Proprietary and Confidential • For Internal Use Only
Structure
• New company name will be Salix Pharmaceuticals, plc which will be headquartered in
Raleigh, NC and incorporated in Ireland
• Salix shareholders will own slightly less than 80% of the ordinary shares of the combined company and Cosmo will own slightly more than 20%
• Salix Pharmaceuticals, plc will own U.S. patents for rifamycin MMX, methylene blue MMX and Uceris
• Eliminates Uceris royalties and milestones and modifies supply agreement which substantially improves product profitability allowing Salix to capture full value of the existing indication as well as potential future indications
Consideration
• Salix shareholders will receive one ordinary share of Salix Pharmaceuticals, plc in exchange for each share of Salix Pharmaceuticals, Ltd. common stock
• At today’s price Salix’s fully diluted outstanding shares are approximately 78 million
• The transaction will be taxable to Salix shareholders
Management and
Governance
• The current executive Salix leadership team will remain in place
• Cosmo will have right to designate one board member
Timing /
Approvals
• Expected close in the fourth quarter of 2014
• Approval by Salix shareholders, regulatory approvals and customary closing conditions are required

Cosmo Pharmaceuticals: An Overview
• Specialty pharmaceutical company focused on the development of innovative treatments for the GI tract such as inflammatory bowel disease, colon infections and diagnostics for the colon
• Publicly-traded, headquartered in Lainate, Italy, listed on the Swiss Exchange
– Owns 100% of Cosmo Technologies, headquartered in Ireland
• Currently has three products on the market and six in clinical development
– Marketed products are Lialda®, Zacol NMX®, and Uceris/Cortiment®
–
• Proprietary MMX® technology is at the core of the company’s product pipeline
–
• Significant expertise in manufacturing highly complex products
Proprietary and Confidential • For Internal Use Only
Products under development include rifamycin MMX, methylene blue MMX
Allows delivery of active pharmaceutical ingredients mainly into the lumen of the colon through tablet erosion in a delayed and controlled manner

Key Product Additions to the Salix
Development Pipeline
• Rifamycin MMX – TD
– Travelers’ / infectious diarrhea
– Currently in Phase 3: Expected U.S. launch in 2H 2017
– Projected peak year sales: ~$130 million
• Rifamycin MMX – Diverticulitis
– Treatment of acute uncomplicated diverticulitis in adults 18 years or older
– Currently in Phase 2:  Expected U.S. launch in 1H 2019
– Projected peak year sales: ~$500 million
• Methylene Blue MMX – Colon Cancer Detection
– Orally delivered diagnostic for colon cancer screening
– Currently in Phase 3: Expected U.S. launch in 2H 2017
– Significantly increases adenoma detection rates*
– Projected peak year sales: ~$500 million
• Salix to have specified first right of negotiation with respect to all products Cosmo or its affiliates seek to develop or commercialize in the U.S.
*According to Phase 2 clinical data 51% more polyps and 47 more adenomas were found with MB than in ordinary colonoscopy data
Proprietary and Confidential • For Internal Use Only

Early Development Phase 2 Phase 3 NDA / BLA Filing
Rifaximin SSD
Indication: Prevention of
Decompensated Liver Event
SAN-300
Indication: Rheumatoid
Arthritis / Ulcerative Colitis
Relistor Oral
Indication: OIC-Chronic Pain
Rifaximin EIR
Indication: Crohn’s Disease
Xifaxan 550
Indication: IBS-D*
Relistor SI
Indication: OIC-Chronic Pain*
Uceris Rectal Foam
Indication: Distal
Ulcerative Colitis
Ruconest
Hereditary Angioedema
Rifamycin MMX
Indication: Travelers’ Diarrhea
Rifamycin MMX
Indication: Diverticulitis
Methylene Blue MMX
Indication: Chromoendoscopy
for colorectal cancer detection
Encapsulated Bowel Prep
Indication: Bowel Cleansing
Expands the Salix Development Pipeline
from 9 to 12
* Denotes post Complete Response Letter activity
From Cosmo
Proprietary and Confidential • For Internal Use Only
Early Development Phase 2 Phase 3 NDA / BLA Filing
Rifaximin SSD
Indication: Prevention of
Decompensated Liver Event
SAN-300
Indication: Rheumatoid
Arthritis / Ulcerative Colitis
Relistor Oral
Indication: OIC-Chronic Pain
Rifaximin EIR
Indication: Crohn’s Disease
Xifaxan 550
Indication: IBS-D*
Relistor SI
Indication: OIC-Chronic Pain*
Uceris Rectal Foam
Indication: Distal
Ulcerative Colitis
Ruconest
Hereditary Angioedema
Rifamycin MMX
Indication: Travelers’ Diarrhea
Rifamycin MMX
Indication: Diverticulitis
Methylene Blue MMX
Indication: Chromoendoscopy
for colorectal cancer detection
Encapsulated Bowel Prep
Indication: Bowel Cleansing

Proposed Transaction Benefits Summary
• Enhances the position of Salix as a leader in gastroenterology
– Expands product development pipeline
•
U.S. patents for rifamycin MMX and methylene blue MMX
– Specific rights of negotiation for all Cosmo products in U.S.
–
• Provides efficient corporate structure for Salix that enhances the acquisition strategy and organic growth
– Increases competitive positioning for future M&A and product licensing efforts
– Meaningful opportunity for improved tax planning
• Lowers the effective long-term Salix tax rate from high 30% to low 20%
• Accelerates sales and earnings per share growth
– Modestly accretive in 2016 and increasingly accretive thereafter
Proprietary and Confidential • For Internal Use Only
Eliminates Uceris royalty and milestones and modifies the supply agreement

Important Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction and required stockholder approval,
Cosmo Pharmaceuticals S.p.A, Cosmo Technologies Limited and Salix will file relevant materials with the SEC, including a proxy statement/prospectus contained in a registration statement on Form S-4, which will be mailed to the stockholders of Salix after the registration statement is declared effective. The registration statement has not yet become effective.
SALIX’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS, AS IT MAY BE
AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH
THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE
TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED
TRANSACTION AND THE PARTIES THERETO.
Salix’s stockholders may obtain a free copy of the proxy statement/prospectus, when it becomes available, and other documents filed by Salix at the SEC’s web site at www.sec.gov.  Copies of Salix’s filings with the SEC may be obtained free of charge at the “Investors” section of Salix’s website at www.salix.com or by contacting the Investor Relations
Department of Salix at 919-862-1000.
Participants in the Solicitation
Salix and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Information regarding the interests of such directors and executive officers was included in Salix’s Proxy
Statement for its 2014 Annual Meeting of Stockholders filed with the SEC on April 28, 2014 and information concerning the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at
www.sec.gov and from Salix on its website or by contacting the Investor Relations Department at the telephone number above.
Proprietary and Confidential • For Internal Use Only